EQUIVEST FINANCE, INC.
                        Computation of Earnings Per Share

                       For the Quarter Ended June 30, 1999

                                              Income           Shares  Per-Share
                                          (Numerator)    (Denominator)    Amount
                                          -----------    -------------    ------

Net Income                                $ 2,753,630
Less: Preferred Stock dividends              (150,000)
                                          -----------

Basic earnings per share:
  Income available to common
    stockholders                            2,603,630       25,688,351     $ .10
                                                                           =====
Effect of dilutive securities:
  Warrants                                                      69,519
  Stock options                                                344,557
                                          -----------      -----------

Diluted earnings per share:
  Income available to common
    stockholders plus assumed
      conversions                         $ 2,603,630       26,102,427     $ .10
                                          ===========      ===========     =====

                       For the Quarter Ended June 30, 1998

                                              Income           Shares  Per-Share
                                          (Numerator)    (Denominator)    Amount
                                          -----------    -------------    ------

Net Income                                $ 1,223,250
Less: Preferred Stock dividends              (150,000)
                                          -----------

Basic earnings per share:
  Income available to common
    stockholders                            1,073,250       21,905,706     $ .05
                                                                           =====

Effect of dilutive securities:
  12.5% Redeemable Convertible
    preferred stock
  Warrants                                                      91,651
  Stock options                                                382,688
                                          -----------      -----------

Diluted earnings per share:
  Income available to common
    stockholders plus assumed
    conversions                           $ 1,073,250       22,380,045     $ .05
                                          ===========      ===========      ====


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